SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 13, 2005

Premium Standard Farms, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of Incorporation)

333-64180	43-1755411

(Commission File Number)	(I.R.S. Employer Identification No.)

805 Pennsylvania Avenue, Suite 200, Kansas City, Missouri	64105

(Address of principal executive offices)	(Zip Code)

(816) 472-7675

(Registrant’s telephone number, including area code)

PSF Group Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     Effective June 14, 2005, Premium Standard Farms, Inc. (the “Company”) amended and restated its certificate of incorporation. The Amended and Restated Certificate of Incorporation of the Company, among other things, (a) eliminates the two classes of common stock and establishes two classes of stock, common and preferred; (b) sets the relative rights of each class of the Company’s stock; (c) divides the board of directors of the Company into three classes; (d) provides that stockholders can only remove directors for cause; (e) precludes stockholders from initiating or effecting any action by written consent; and (f) eliminates the requirement that certain acts require a vote of more than a majority of the directors.

     Effective June 14, 2005, the Company also amended and restated its bylaws. The Amended and Restated Bylaws of the Company, among other things, (a) divide the board of directors of the Company into three classes; (b) provide that stockholders can only remove directors for cause; (c) preclude stockholders from initiating or effecting any action by written consent; and (d) establish advance notice procedures regarding stockholder proposals.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

3.1      Amended and Restated Certificate of Incorporation of Premium Standard Farms, Inc., effective June 14, 2005.

3.2      Amended and Restated Bylaws of Premium Standard Farms, Inc., effective June 14, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PREMIUM STANDARD FARMS, INC.
Date: June 17, 2005	By:	/s/ Stephen A. Lightstone
Stephen A. Lightstone,
Chief Financial Officer

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